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Exhibit 10.14

AMENDMENT TO LEASE

            THIS AMENDMENT TO LEASE (this "Amendment") is made as of the 14th day of September, 2000 between 220 NEWS LLC, a New York limited liability company, having its principal office at c/o The Witkoff Group LLC, 220 East 42nd Street, New York, New York 10017, as Landlord ("Landlord") and VALUE LINE, INC., a New York corporation, having its principal place of business at 220 East 42nd Street, New York, New York 10017, as Tenant ("Tenant").

W I T N E S S E T H:

            WHEREAS, Landlord's predecessor in interest, and Tenant entered into that certain lease dated as of June 4, 1993, as the same may have been amended (the "Lease") for the leasing of a portion of the fifth (5th) floor and the entire rentable area of the sixth (6th) floor (collectively, the "Premises") in the building known as The News Building and located at 220 East 42nd Street, New York, New York;

WHEREAS, Landlord has succeeded to all of the right, title and interest of its predecessor-in-interest in and to the Lease and the Premises; and

            WHEREAS, Tenant desires to surrender all of its right, title and interest in and to a portion of the Premises (such portion, the "Surrendered Premises") marked with diagonal slashes on the drawing attached hereto as Exhibit A, effective as of 11:59 p.m. September 14, 2000 (the "Surrender Date") and Landlord is willing to accept such surrender, upon and subject to the terms and conditions of this Amendment.

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto do covenant and agree as follows:

            1. (a) Tenant hereby agrees to surrender to Landlord as of the Surrender Date, its interest in the Surrendered Premises and all alterations, decorations, installations, additions and improvements therein, but not furniture or other personal property removed by Tenant before the Surrender Date, with the intent and purpose that the estate of Tenant in and to the Surrendered Premises shall be wholly extinguished and that the term of the Lease as to the Surrendered Premises shall expire on the Surrender Date, subject to the terms herein. All of Tenant's furniture, fixtures or equipment which remains in the Surrendered Premises on the Surrender Date shall be deemed abandoned by Tenant and Landlord will be entitled to dispose of the same at Landlord's discretion and at Landlord's cost and expense, with no compensation to Tenant.

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                  (b) Tenant hereby covenants that nothing has been, or will be, done or suffered by Tenant, or those under the control of Tenant, whereby the Surrendered Premises or any part thereof or the alterations, decorations, installations, additions and improvements therein or any part thereof have been, or will be, encumbered in any way whatsoever, that Tenant has, and will have, good right to surrender the same, and that no one other than Tenant has acquired, or will acquire, through or under Tenant any right, title or interest in or to the Surrendered Premises or any part thereof or in or to said alterations, decorations, installations, additions and improvements therein or any part thereof.

                  (c) Tenant covenants and agrees to vacate and surrender the Surrendered Premises and deliver the same to Landlord on or before the Surrender Date, time being of the essence, vacant and broom clean, in the same condition, reasonable wear and tear and casualty excepted, as of the date hereof, and free of all tenancies and/or occupants (the "Surrender Condition"). Notwithstanding anything to the contrary and at Landlord's sole election, in the event Tenant fails to deliver the Surrendered Premises to Tenant in the Surrender Condition on the Surrender Date, Landlord may elect to accept the surrender of the Surrendered Premises in its "as is" condition without waiver of its rights and remedies against Tenant hereunder and, otherwise, for the same.

                  (d) After Tenant's surrender of the Surrendered Premises and upon the receipt of a written request of Tenant, Landlord shall provide Tenant with access to the Surrendered Premises for the purpose of servicing, in accordance with the terms of the Lease, HVAC equipment, ductwork and all other Building equipment that provide services to the Premises (collectively, the "Building Equipment"), provided, (i) such access shall be (a) subject to the rights of the occupant(s) of the Surrendered Premises, (b) at Tenant's sole cost and expense along with all work performed with respect to Tenant's servicing of the Building Equipment (including, without limitation, all damage caused to the Surrendered Premises by Tenant as a result of said servicing) and (c) at a time mutually agreed to by Landlord, Tenant and such occupant(s), (ii) at Landlord's election, a representative of Landlord shall accompany Tenant during such access and (iii) nothing herein shall be deemed to impose responsibility on Tenant to service or repair equipment not already imposed on Tenant under the terms of the Lease.

            2. The obligation of Landlord to accept this surrender is contingent upon the payment by Tenant of all fixed rent (pro-rated for a partial month) due for the Premises.

            3. Effective as of the date Tenant has surrendered the Surrendered Premises to Landlord, Tenant shall have no payment or other obligations to Landlord with respect to the Surrendered Premises, except its obligation to pay to Landlord (i) all costs incurred by Landlord resulting from (a) Tenant's failure to deliver the Surrendered Premises in the Surrender Condition and (b) repairing any damage or destruction

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which has occurred as a result of Tenant's vacatur of the Surrendered Premises,
(ii) all undisputed fixed rent accrued, pro-rated and not billed by the Surrender Date and (iii) all other undisputed outstanding charges due by Tenant not included in subsections (i) and (ii) of this Section 3. The obligations of Tenant set forth in subsections (i), (ii) and (iii) this Section 3 (collectively, the "Obligations") shall survive the surrender of the Surrendered Premises. Landlord and Tenant agree that Exhibit B lists certain items which Tenant claims are not due and owing. Landlord and Tenant agree to cooperate to restore the disputed items and Tenant shall pay to Landlord the amounts which Landlord and Tenant mutually agree as due and owing.

            4. Each party shall pay such taxes and any interest and penalties on such taxes, if any, in connection with or arising out of Tenant's surrender of the Surrendered Premises to Landlord as are imposed on such party by custom, statute or regulation, subject to any available exemptions which shall be claimed and to the terms hereof. Each party shall cooperate with each other and shall execute and deliver to the other, and if necessary, file any tax returns, reports or other documents required in connection herewith and such obligations shall survive surrender of the Surrendered Premises.

            5. Upon Tenant's compliance with the terms of this Amendment, Landlord agrees to accept said surrender in accordance with the terms hereof, and in consideration of said surrender by Tenant and of the acceptance thereof by Landlord, Tenant and Landlord do hereby mutually release each other, the respective legal representatives, successors and assigns of each, of and from all claims, demands, actions or causes of actions of every kind and nature, whatsoever arising solely out of Tenant's occupancy of the Surrendered Premises, except that nothing herein contained shall be deemed to constitute a release or discharge of Landlord and Tenant with respect to (i) the Obligations, (ii) all other outstanding obligations or liabilities incurred under the Lease with respect to the Surrendered Premises on or before the Surrender Date and (iii) the obligations of Landlord and Tenant under the Lease with respect to the Premises (excluding the Surrendered Premises), it being agreed that Tenant's right to seek from Landlord a refund of any overpayment of fixed rent and additional rent shall survive the surrender of the Surrendered Premises.

            6. Effective as of the date Tenant vacates and surrenders the Surrendered Premises to Landlord:

(i) Subsections (ii) and (iii) of Section A of Article 38 of the Lease shall be deemed deleted in their entirety and replaced with the following text:

"(ii) ONE MILLION SEVEN HUNDRED SIXTY-SIX THOUSAND TWO HUNDRED EIGHTY-FIVE DOLLARS and 00/100 ($1,766,285.00) per annum for the period beginning on the first day of the month in which occurs the fifth (5th) anniversary of the Commencement Date and to and including August 31, 2000, payable in advance in equal monthly installments of $147,190.42;

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(iii) ONE HUNDRED AND FORTY ONE THOUSAND THREE HUNDRED AND NINETY THREE DOLLARS
and 46/100 ($141,393.46) for the period commencing on September 1, 2000 to and including September 30, 2000, payable in advance of such period;

(iv) ONE HUNDRED AND THIRTY FIVE THOUSAND FIVE HUNDRED AND NINETY SIX DOLLARS and 50/100 ($135,596.50) for each calendar month during the period commencing on October 1, 2000 to and including August 31, 2001 payable in advance of each such calendar month;

(v) ONE HUNDRED AND THIRTY FOUR THOUSAND SEVEN HUNDRED AND SIXTY TWO DOLLARS and 38/100 ($134,762.38) for the period commencing on September 1, 2001 to and including September 30, 2001, payable in advance of such period;

(vi) ONE HUNDRED AND THIRTY THOUSAND FIVE HUNDRED AND FIFTY FIVE DOLLARS and 67/100 ($130,555.67) for each calendar month during the period commencing on October 1, 2001 to and including June 30, 2003, payable in advance of each such calendar month;

(vii) ONE HUNDRED AND THIRTY SEVEN THOUSAND AND NINETY NINE DOLLARS and 82/100 ($137,099.82) for the period commencing on July 1, 2003 to and including July 31, 2003, payable in advance of each such calendar month; and

(viii) ONE HUNDRED AND FORTY EIGHT THOUSAND NINE HUNDRED AND NINETY EIGHT DOLLARS and 30/100 ($148,998.30) for each calendar month during the period commencing on August 1, 2003 to and including the Expiration Date, payable in advance of each such calendar month.".

(ii) All references in the Lease to the terms "Demised Premises" and "Premises" (whether capitalized or lowercased) shall be deemed to exclude the Surrendered Premises.

(iii) A. Subsection (i) of Section A of Article 42 of the Lease shall be deemed deleted in its entirety and replaced with the following text:

"The term "Premises Area" shall mean 70,745 square feet.".

      B. Subsection (ii) of Section A of Article 42 of the Lease shall be deemed deleted in its entirety and replaced with the following text:

"The term "Tenant's Proportionate Share" shall mean 6.4786%.".

(iv) Subsection (i)(a) of Section B of Article 61 of the Lease shall be deemed deleted in its entirety and replaced with the following text:

"c/o The Witkoff Group LLC
220 East 42nd Street
26th floor

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New York, New York 10017
Attention: Mr. Steven C. Witkoff

with a copy to:

The Witkoff Group LLC
220 East 42nd Street
26th floor
New York, New York 10017
Attention James F. Stomber, Jr., Esq.".

(v) Article 63 of the Lease shall not apply to the initial leasing on or before November 15th, 2000 of the Surrendered Premises (or any portion thereof) after the Surrender Date.

(vi) Exhibit A to the Lease on which the fifth (5th) floor portion of the Premises is marked shall be deemed modified to provide that the Premises shall hereafter be as shown cross-hatched on Exhibit A hereto.

            7. It is specifically understood and agreed that the submission of this Amendment to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect to this Amendment unless and until Landlord shall execute a copy hereof and deliver the same to Tenant.

            8. Landlord and Tenant each represent to the other party that it has not dealt with a broker or brokers in connection with this Amendment other than Space Consulting LLC (the "Broker"). Landlord and Tenant agree to indemnify and hold the other party harmless from and against any and all claims, liabilities, obligations, costs and expenses including, without limitation, reasonable attorneys' fees arising from and/or in connection with a breach of the foregoing representation. The provisions of this Section shall survive the surrender of the Surrendered Premises. Tenant shall not be responsible for any fees due Broker in connection with this Amendment and Landlord shall be responsible for the same.

            9. This Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

            10. The covenants, conditions, provisions and agreements contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

            11. All capitalized terms herein not otherwise defined shall have the meanings assigned thereto in the Lease.

            12. Landlord and Tenant hereby ratify and confirm the terms and provisions of the Lease, as amended by this Amendment.

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            IN WITNESS WHEREOF, the parties hereto have respectfully executed this Amendment as of the day and year first above written.

                              LANDLORD:
                              220 NEWS LLC
                              By: Daily Planet LLC,
                                  Managing Member
                                    By:  News East LLC,
                                         Managing Member

                                       By:  s/ James F. Stomber, Jr.
                                             James F. Stomber, Jr.
                                             C.O.O. & General Counsel

                                    TENANT:
                                    VALUE LINE, INC.

                                             By:  s/ Jean B. Buttner
                                                   Jean B. Buttner
                                                   Chairman & C.E.O.

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